EXHIBIT 5.1

May 19, 2004

Altera Corporation

101 Innovation Drive

San Jose, California 95134

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Altera Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8, being filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of a total of 13,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value, which will be issuable from time to time under the Company’s 1996 Stock Option Plan and 1987 Employee Stock Purchase Plan (collectively referred to herein as the “Plans”).

In connection therewith, we have reviewed such Registration Statement, the Company’s filings with the Securities and Exchange Commission, certain of the Company’s corporate records, documents, instruments and certificates of public officials taken in connection with the adoption of the Plans and the authorization of the issuance of the Shares and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity with originals of all items submitted to us as copies. We also have relied upon a certificate of an officer of the Company as to certain factual matters. We have relied on the Company’s records and have assumed the accuracy and completeness thereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plans and pursuant to the agreements that accompany each issuance under the Plans, will be validly issued, fully paid and nonassessable.

Altera Corporation

May 19, 2004

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

Very truly yours,

/s/    Morrison & Foerster LLP

Morrison & Foerster LLP